CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the inclusion of our report dated December 29, 1999 on the financial statements of Biorelease Technologies, Inc. for the years ended June 30, 1999 and 1998, in its form S-1 Registration Statement.


Ferrari & Associates, P.C.
Litchfield, New Hampshire.
January 17, 2000